Exhibit 10.10

INTERCREDITOR AGREEMENT

THIS INTERCREDITOR AGREEMENT (this “Agreement”) is entered into as of August 3, 2015 by and among (i) the holders (the “2014 Debentures Holders”) of the 4% Senior Secured Convertible Debentures due July 24, 2019 (the “2014 Debentures”) of MELA Sciences, Inc., a Delaware corporation (the “Company”), (ii) the holders (the “2015 Series A Debentures Holders” and, together with the 2014 Debenture Holders, the “Debenture Holders” and each, a “Debenture Holder”) of the Company’s 2.25% Series A Senior Secured Convertible Debentures due June 22, 2020 (the “2015 Series A Debentures” and, together with the 2014 Debentures, the “Debentures”) and (iii) the holders (the “2015 Notes Holders” and together with the 2015 Series A Debentures Holders, the “2015 Secured Debt Securities Holders” and each, a “2015 Secured Debt Securities Holder” and, the 2015 Secured Debt Securities Holders, together with the 2014 Debentures Holders, the “Securities Holders” and each, a “Securities Holder”) of the Company’s 9% Senior Secured Notes (the “2015 Notes” and, together with the 2015 Series A Debentures, the “2015 Secured Debt Securities”).

RECITALS

A.          The Company issued the 2014 Debentures pursuant to that certain Securities Purchase Agreement among the Company, the 2014 Debentures Holders and the other purchasers identified therein (as amended, the “2014 Purchase Agreement”).

B.          Pursuant to the 2014 Purchase Agreement, the Company entered into the Security Agreement (as defined in the 2014 Purchase Agreement, and referred to in this Agreement as the “Existing 2014 Security Agreement”).

C.          Concurrently with the execution of this Agreement, the Company and the 2014 Debentures Holders are amending the 2014 Purchase Agreement and amending and restating the Existing 2014 Security Agreement (as so amended and restated, the “2014 Security Agreement”).

D.          The Company (i) issued the 2015 Secured Debt Securities pursuant to that certain Securities Purchase Agreement dated as of June 22, 2015 (as amended, the “2015 Purchase Agreement” and, together with the 2014 Purchase Agreement, the “Purchase Agreements” and each, a “Purchase Agreement”) among the Company, the 2015 Secured Debt Securities Holders and the purchasers of the Company’s 2.25% Series B Senior Unsecured Convertible Debentures due June 22, 2020 (the “2015 Series B Debentures”), and (ii) entered into the Security Agreement (as defined in the 2015 Purchase Agreement, and referred to in this Agreement as the “Existing 2015 Security Agreement”).

F.          Concurrently with the execution of this Agreement, the Company, the 2015 Secured Debentures Holders and the holders of the 2015 Series B Debentures are amending the 2015 Purchase Agreement and amending and restating the Existing 2015 Security Agreement (as so amended and restated, the “2015 Security Agreement” and, together with the 2014 Security Agreement, the “Security Agreements” and each, a “Security Agreement”).

G.          All of the obligations of the Company pursuant to the 2014 Purchase Agreement, the 2014 Debentures and the other documents executed in connection therewith, and all of the obligations of the Company pursuant to the 2015 Purchase Agreement, the 2015 Secured Debt Securities and the other documents executed in connection therewith, other than the obligations of the Company and any Additional Debtors (as defined in the 2015 Security Agreement) in respect of the 2015 Series B Debentures, are secured by the Collateral, as defined herein, pursuant to the Security Agreements.

H.          The 2014 Debentures Holders, on the one hand, and the 2015 Secured Debt Securities Holders, on the other hand, desire to set forth in this Agreement their respective rights and obligations with respect to the Collateral.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.	DEFINITIONS AND CONSTRUCTION

1.1         Definitions. As used in this Agreement, the following terms shall have the following definitions:

“2014 Debentures Primary Collateral” means the Intellectual Property Collateral.

“2014 Debentures Transaction Documents” means the Transaction Documents, as such term is defined in the 2014 Purchase Agreement.

“2015 Secured Debt Securities Primary Collateral” means all Collateral other than the Intellectual Property Collateral.

“2015 Secured Debt Securities Transaction Documents” means the Transaction Documents, as such term is defined in the 2015 Purchase Agreement.

“Bankruptcy Code” means the federal bankruptcy law of the United States as from time to time in effect, currently as Title 11 of the United States Code. Section references to current sections of the Bankruptcy Code shall refer to comparable sections of any revised version thereof if section numbering is changed.

“Claim” means, with respect to any Securities Holder, any and all present and future “claims” (used in its broadest sense, as contemplated by and defined in Section 101(5) of the Bankruptcy Code, but without regard to whether such claim would be disallowed under the Bankruptcy Code) of such Securities Holder now or hereafter arising or existing under or relating to the 2014 Purchase Agreement or 2015 Purchase Agreement (as applicable) and/or the Transaction Documents, whether joint, several, or joint and several, whether fixed or indeterminate, due or not yet due, contingent or non-contingent, matured or unmatured, liquidated or unliquidated, or disputed or undisputed, whether under a guaranty or a letter of credit, and whether arising under contract, in tort, by law, or otherwise, any interest or fees thereon (including interest or fees that accrue after the filing of a petition by or against Company under the Bankruptcy Code, irrespective of whether allowable under the Bankruptcy Code), any costs of Enforcement Actions, and all reasonable attorneys’ fees and costs incurred by any Securities Holder under, in connection with or related to its respective Purchase Agreement and/or Transaction Documents.

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“Collateral” means (i) all of the property and assets within the definition of Collateral in the 2014 Security Agreement and (ii) all of the property and assets within the definition of Collateral in the 2015 Security Agreement.

“Enforcement Action” means, with respect to any Securities Holder and with respect to any Claim of such Securities Holder in any relevant jurisdiction or any item of Collateral in which such Securities Holder has or claims a security interest, lien or right of offset, any action, whether judicial or nonjudicial, to repossess, collect, accelerate, offset, recoup, give notification to third parties with respect to, sell, dispose of, foreclose upon, give notice of sale, disposition, or foreclosure with respect to, or obtain equitable or injunctive relief with respect to, such Claim or Collateral. The filing by any Securities Holder of, or the joining in the filing by any Securities Holder of, an involuntary bankruptcy or insolvency proceeding against Company also is an Enforcement Action.

“Event of Default” means an Event of Default, as such term is defined in the 2014 Debentures, or an Event of Default, as such term is defined in the 2015 Series A Debentures.

“Insolvency Event” has the meaning given to such term in Section 4.6.

“Intellectual Property Collateral” means (i) all of the property and assets within the definition of Intellectual Property in the 2014 Security Agreement and (ii) all of the property and assets within the definition of Intellectual Property in the 2015 Security Agreement.

“Lien” means a lien or security interest in Collateral to secure a Claim of a Securities Holder.

“Non-filing Securities Holder” has the meaning given to such term in Section 4.6.

“Proceeds” means “proceeds,” as such term is defined in the UCC.

“Proceeds of Collection” means, collectively, the proceeds of all Collateral, or any part thereof, and the proceeds of any remedy with respect to such Collateral under the Transaction Documents after the occurrence and during the continuance of an Event of Default.

“Transaction Documents” means the 2014 Debentures Transaction Documents and the 2015 Secured Debt Securities Transaction Documents, or any of them, as the context may require.

“UCC” means the Uniform Commercial Code of the State of New York and or any other applicable law of any state or states which has jurisdiction with respect to all, or any portion of, the Collateral or either of the Security Agreements, from time to time.

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1.2          Other Interpretive Provisions. References in this Agreement to “Recitals,” “Sections,” and “Exhibits” are to recitals, sections, and exhibits herein and hereto unless otherwise indicated. References in this Agreement to any document, instrument or agreement shall include (a) all exhibits, schedules, annexes and other attachments thereto, (b) all documents, instruments or agreements issued or executed in replacement thereof, and (c) such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time. The words “include” and “including” and words or similar import when used in this Agreement shall not be construed to be limiting or exclusive. The Preamble and Recitals constitute a part of the agreement among the parties hereto.

2.	INTERCREDITOR ARRANGEMENTS

2.1          Priority of Security Interests. Notwithstanding any contrary priority established by (i) the filing dates of financing statements filed by any Securities Holder, (ii) the recording dates of any other security perfection documents, (iii) which Securities Holder has possession of, or control over, any of the Collateral, (iv) the failure to perfect or the lapse of perfection, or (v) except as otherwise provided in Section 10.2 hereof, any statute or rule of law to the contrary:

(a)          the Liens and enforcement rights of the 2014 Debentures Holders in and against the 2014 Debentures Primary Collateral shall at all times be senior in rank and order of priority and enforcement to the Liens and enforcement rights of the 2015 Secured Debt Securities Holders in and against the 2014 Debentures Primary Collateral;

(b)          the Liens and enforcement rights of the 2015 Secured Debt Securities Holders in and against the 2015 Secured Debt Securities Primary Collateral shall at all times be senior in rank and order of priority and enforcement to the Liens and enforcement rights of the 2014 Debt Securities Holders in and against the 2015 Secured Debt Securities Primary Collateral;

(c)          Each Security Holder’s relative priority in identifiable Proceeds of any Collateral (including any Proceeds of Collection) at the time of a sale or other disposition of Collateral (whether before or after an Event of Default) shall be determined based upon such Security Holder’s relative priority in that Collateral from which such Proceeds arose or were derived; and

(d)          the Proceeds of Collection of the Collateral shall be distributed as provided in Section 4 below.

2.2          Bailee for Perfection. Each Security Holder hereby appoints each of the other Security Holders as its agent for the purposes of perfecting its Liens in and on any of the Collateral in the possession or under the control of such other Security Holder; provided, that, a Security Holder in the possession or having control of any Collateral shall not have any duty or liability to protect or preserve any rights pertaining to any such Collateral and, each non-possessing and/or non-controlling Security Holder hereby waives and releases the other Security Holders from, all claims and liabilities arising pursuant to the possessing Security Holder’s role as bailee with respect to the Collateral

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3.	PAYMENTS TO SECURITIES HOLDERS; AMENDMENTS; NOTICES

3.1          Payments to Security Holders. Subject to Sections 4.3, 4.4 and 4.5, nothing in this Agreement shall limit any Securities Holder’s ability to receive payments on account of its respective applicable Transaction Documents.

3.2          Limitations on Amendments to Transaction Documents by 2014 Debentures Holders. Each 2014 Debentures Holder shall obtain each 2015 Secured Debt Securities Holder’s written consent prior to (i) entering into any amendment to the 2014 Debentures Transaction Documents that increases the maximum principal amount advanced thereunder, (ii) entering into an amendment to the 2014 Debentures Transaction Documents that increases the interest rate thereunder; (iii) entering into any amendment to the 2014 Debentures Transaction Documents that would increase the amount of any regularly scheduled payments or change the dates on which such payments are to be made (other than extensions of time), or (iv) entering into any amendment to the 2014 Security Agreement.

3.3          Limitations on Amendments to Transaction Documents by 2015 Secured Debentures Holders. Each 2015 Secured Debt Securities Holder shall obtain each 2014 Debt Securities Holder’s written consent prior to (i) entering into any amendment to the 2015 Secured Debt Securities Transaction Documents that increases the maximum principal amount that may be outstanding thereunder, (ii) entering into an amendment to the 2015 Secured Debt Securities Transaction Documents that increases the interest rate thereunder, (iii) entering into any amendment to the 2015 Secured Debt Securities Transaction Documents that would increase the amount of any regularly scheduled payments or change the dates on which such payments are to be made (other than extensions of time), or (iv) entering into any amendment to the 2015 Security Agreement.

3.4          Notices of an Event of Default. Each Securities Holder shall promptly provide to the other Securities Holders a copy of any written notice of an Event of Default that it sends to the Company.

4.	REMEDIES UPON AN EVENT OF DEFAULT

4.1          Exercise of Remedies by 2014 Debentures Holders. Each of the 2014 Debentures Holders shall be free at all times to exercise or to refrain from exercising any and all rights and remedies it may have with respect to the Collateral under the 2014 Debt Securities Transaction Documents or under applicable law; provided, that, in no event shall any 2014 Debentures Holder take any Enforcement Action against any of the 2015 Secured Debt Securities Primary Collateral without the prior written consent of the 2015 Secured Debt Securities Holders until the date that is one hundred eighty (180) days after the 2015 Secured Debt Securities Holders have received written notice from such 2014 Debentures Holder stating (a) that an Event of Default has occurred under the 2014 Debentures Transaction Documents and (b) with specific reference to this Section 4.1, that such 2014 Debentures Holder intends to take an Enforcement Action with respect to the 2015 Secured Debt Securities Primary Collateral (and containing specific details of the actions to be taken); provided, that said one hundred eighty (180) day period shall be tolled during (i) any period that any of the 2015 Secured Debt Securities Holders or its agent(s), as applicable, is taking Enforcement Action against such 2015 Secured Debt Securities Primary Collateral and (ii) the continuation of any case or proceeding by or against Company under the Bankruptcy Code or any other insolvency law in any relevant jurisdiction.

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4.2          Exercise of Remedies by 2015 Secured Debt Securities Holders. Each of the 2015 Secured Debt Securities Holders shall be free at all times to exercise or to refrain from exercising any and all rights and remedies it may have with respect to the Collateral under the 2015 Secured Debt Securities Transaction Documents or under applicable law; provided, that, in no event shall any 2015 Secured Debt Securities Holder take any Enforcement Action against any of the 2014 Debentures Primary Collateral without the prior written consent of the 2014 Debentures Holders until the date that is one hundred eighty (180) days after the 2014 Debentures Holders have received written notice from such 2015 Secured Debt Securities Holder stating (a) that an Event of Default has occurred under the 2015 Secured Debt Securities Transaction Documents and (b) with specific reference to this Section 4.2, that such 2015 Secured Debt Securities Holder intends to take an Enforcement Action with respect to such 2014 Debentures Primary Collateral (and containing specific details of the actions to be taken); provided, that said one hundred eighty (180) day period shall be tolled during (i) any period that any 2014 Debentures Holder or its agent(s), as applicable, is taking Enforcement Action against such 2014 Debentures Primary Collateral and (ii) the continuation of any case or proceeding by or against any Company under the Bankruptcy Code or any other insolvency law in any relevant jurisdiction.

4.3          Application of Proceeds of Collection of 2015 Secured Debt Securities Primary Collateral after an Event of Default. Notwithstanding anything to the contrary in the Transaction Documents, the Proceeds of Collection of all of the 2015 Secured Debt Securities Primary Collateral shall, upon receipt by any Securities Holder after an Event of Default, be paid to and applied as follows:

(a)          First, to the payment of then outstanding reasonable out-of-pocket costs and expenses of 2015 Secured Debt Securities Holders expended to preserve the value of the 2015 Secured Debt Securities Primary Collateral, of foreclosure or suit with respect to the 2015 Secured Debt Securities Primary Collateral, if any, and of any sale or other disposition of, or exercise of any rights or remedies with respect to, the 2015 Secured Debt Securities Primary Collateral;

(b)          Second, to the 2015 Secured Debt Securities Holders, pro rata according to their respective outstanding principal amounts of 2015 Secured Debt Securities, in an amount up to the 2015 Secured Debt Securities Holders’ Claims until all such Claims are satisfied in full and the 2015 Secured Debt Securities Transaction Documents evidencing Company’s obligations to the 2015 Secured Debt Securities Holders are terminated;

(c)          Third, to the 2014 Debentures Holders, pro rata according to their respective outstanding principal amounts of 2014Debentures, in an amount up to the 2014 Debentures Holders’ Claims until all such Claims are satisfied in full and the 2014 Debentures Transaction Documents evidencing Company’s obligations to the 2014 Debentures Holders are terminated; and

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(d)          Fourth, to Company, its successors and assigns, or to whosoever may be lawfully entitled to receive the same.

4.4          Application of Proceeds of Collection of 2014 Debentures Primary Collateral after an Event of Default. Notwithstanding anything to the contrary in the Transaction Documents, the Proceeds of Collection of all 2014 Debentures Primary Collateral, shall upon receipt by any Security Holder after an Event of Default, be paid to and applied as follows:

(a)          First, to the payment of then outstanding reasonable out-of-pocket costs and expenses of 2014 Debentures Holders expended to preserve the value of the 2014 Debentures Primary Collateral, of foreclosure or suit with respect to the 2014 Debentures Primary Collateral, if any, and of any sale or other disposition of, or exercise of any rights or remedies with respect to, the 2014 Debentures Primary Collateral;

(b)          Second, to the 2014 Debentures Holders, pro rata according to their respective outstanding principal amounts of 2014 Debentures, in an amount up to the 2014 Debentures Holders’ Claims until all such Claims are satisfied in full and the 2014 Debentures Transaction Documents evidencing Company’s obligations to the 2014 Debentures Holders are terminated;

(c)          Third, to the 2015 Secured Debt Securities Holders, pro rata according to their respective outstanding principal amounts of 2015 Secured Debt Securities, in an amount up to the 2015 Secured Debt Securities Holders’ Claims until all such Claims are satisfied in full and the 2015 Secured Debt Securities Transaction Documents evidencing Company’s obligations to the 2015 Secured Debt Securities Holders are terminated; and

(d)          Fourth, to Company, its successors and assigns, or to whosoever may be lawfully entitled to receive the same.

4.5          Insurance. In the event of any loss affecting any Collateral, the Security Holders having a senior Lien in the affected Collateral under this Agreement shall, subject to Company’s rights under the applicable Transaction Documents, have the sole and exclusive right (but not the obligation) to adjust settlement of any insurance policy applicable to such Collateral. All proceeds of insurance applicable to the affected Collateral shall (subject to Company’s rights under the applicable Transaction Documents) be applied in the same manner set forth in Sections 4.3, 4.4 and 4.5 with respect to such Collateral itself and other Proceeds thereof.

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4.6          Insolvency Events. In the event of any distribution, division, or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the property of Company or the proceeds thereof to the creditors of Company, or the readjustment of any of the Claims, whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding involving the readjustment of all or any part of any of the Claims, or the application of the property of Company to the payment or liquidation thereof, or upon the dissolution or other winding up of Company’s business, or upon the sale of all or any substantial part of Company’s property (any of the foregoing being hereinafter referred to as an “Insolvency Event”), then, and in any such event, (a) all payments and distributions of any kind or character, whether in cash or property or securities in respect of the Securities Holders’ Claims shall be distributed pursuant to the provisions of Sections 2.1, 4.3 and 4.4 hereof; (b) each Security Holder shall promptly file a claim or claims, on the form required in such proceeding, for the full outstanding amount of such Security Holders’ Claim, and shall use its best efforts to cause said claim or claims to be approved; and (c) each of the Security Holders hereby irrevocably agrees that, to the extent that it fails timely to do so (a “Non-filing Security Holder”), at least twenty (20) days before the deadline for such filing, any other Security Holder may in the name of the Non-filing Security Holder, or otherwise, file and prove up any and all claims of the Non-filing Security Holder relating to the Non-filing Security Holders Claim; and (d) each of the Security Holders hereby irrevocably agrees that it shall not assert or otherwise approve, without the prior written consent of the other Security Holders, any claim, motion, objection or argument in respect of the Collateral in connection with any Insolvency Proceeding which could otherwise be asserted or raised in connection with such Insolvency Proceeding, that is otherwise inconsistent with the terms of this Agreement.

4.7          Return of Payments. To the extent any payment by the Company is required to be returned as a voidable transfer or otherwise, the Security Holders shall contribute to one another as is necessary to ensure that such return of payment is in accordance with the terms of this Agreement.

5.	EXCULPATION OF AND DELEGATION BY SECURITY HOLDERS

5.1          Exculpation. In connection with any exercise of Enforcement Actions hereunder, no Security Holder or any of its partners, or any of their respective directors, officers, employees, attorneys, accountants, or agents shall be liable as such for any action taken or omitted by it or them, except with respect to any violation of this Agreement.

5.2          Delegation of Duties. Each Security Holder may execute any of its powers and perform any duties hereunder either directly or by or through agents or attorneys-in-fact. Each Security Holder shall be entitled to advice of counsel concerning all matters pertaining to such powers and duties.

6.	NO RESPONSIBILITY FOR INVESTIGATION

Each of the Security Holders represents that it has made, and agrees that it will continue to make its own independent investigation of the financial condition and affairs of Company in connection with the making, administration and enforcement of its applicable Transaction Documents, and that it has made and shall continue to make its own appraisal of the creditworthiness of Company. No Security Holder shall have any duty or responsibility either initially or on a continuing basis to make any such investigation or any such appraisal on behalf of any other party, or to provide any other party with any credit or other information with respect thereto, whether coming into its possession before the date hereof or any time or times thereafter, and shall further have no responsibility with respect to the accuracy of or the completeness of the information provided to the Security Holders by Company.

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7.	RELEASE OF LIENS, TERMINATION STATEMENTS

7.1          2015 Secured Debt Securities Holders Termination Statements. Each of the 2015 Secured Debt Securities Holders agrees to execute and deliver to the 2014 Debentures Holders, promptly upon any 2014 Debentures Holder’s request, appropriate UCC termination statements and/or partial releases with respect to any 2014 Debentures Primary Collateral being sold or otherwise disposed of in connection with an Enforcement Action or in connection with a sale or other disposition otherwise permitted or consented to by any 2014 Debentures Holder.

7.2          2014 Debt Securities Holders Termination Statements. Each of the 2014 Debentures Holders agrees to execute and deliver to the 2015 Secured Debt Securities Holders, promptly upon any 2015 Secured Debt Securities Holder’s request, appropriate UCC termination statements and/or partial releases with respect to any 2015 Secured Debt Securities Primary Collateral being sold or otherwise disposed of in connection with an Enforcement Action or in connection with a sale or other disposition otherwise permitted or consented to by any 2015 Secured Debt Securities Holder.

8.	REPRESENTATIONS AND WARRANTIES

8.1          Due Organization and Qualification. Each Security Holder represents and warrants to the other parties that it is a corporation or other entity duly existing and in good standing under the laws of its state of organization and it is qualified and licensed to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of property requires that it be so qualified, except for such states as to which any failure so to qualify would not have a material adverse effect on such Security Holder.

8.2          Authority. Each Security Holder represents and warrants that it has all necessary power and authority to execute, deliver and perform this Agreement in accordance with the terms hereof and that it has all requisite power and authority to own and operate its properties and to carry on its business as now conducted.

8.3          Authorization; Enforceability. Each Security Holder represents and warrants that (a) the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have each been duly authorized by all necessary action on its part, and (b) this Agreement has been duly executed and delivered and constitutes a legal, valid and binding obligation of such person, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors’ rights or by general principles of equity.

9.	NOTICES

Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except informal documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by certified mail, postage prepaid, return receipt requested, or by facsimile to the parties, at their respective addresses or fax numbers set forth on their respective signature pages herto.

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The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other. In addition, each Security Holder agrees (a) to use commercially reasonable efforts to notify the other Security Holders promptly upon receipt of any material written notice from a Company and (b) at the request of any other Security Holder, to send a copy of any such notice to such other Security Holder, but no Security Holder shall have any liability to any other Security Holder for any inadvertent failure to give such notice under clause (a) or (b) above.

10.	GENERAL PROVISIONS

10.1        Security Holders’ Rights.

(a)          Each 2014 Debentures Holder may, at any time and from time to time, without the consent of any 2015 Secured Debt Securities Holder and without notice to any 2015 Secured Debt Securities Holder: (i) renew or extend any of Company’s indebtedness and obligations owing to such 2014 Debentures Holder or that of any other person at any time directly or indirectly liable for the payment of thereof; (ii) accept partial payments of its Claims; (iii) settle, release (by operation of law or otherwise), compromise, collect or liquidate any of its Claims; (iv) release, exchange, fail to perfect, delay the perfection of, fail to resort to, or realize upon its Collateral; (v) change, alter or vary the interest charge on, or any other terms or provisions of its Claims or any present or future instrument, document or agreement with the Company; and (vi) take any other action or omit to take any other action with respect to its Claims as it deems necessary or advisable in its sole discretion; subject, however, in all cases, to the terms of this Agreement.

(b)          Each 2015 Secured Debt Securities Holder may, at any time and from time to time, without the consent of any 2014 Debentures Holder and without notice to any 2014 Debentures Holder: (i) renew or extend any of Company’s indebtedness and obligations owing to such 2015 Secured Debt Securities Holder or that of any other person at any time directly or indirectly liable for the payment of thereof; (ii) accept partial payments of its Claims; (iii) settle, release (by operation of law or otherwise), compromise, collect or liquidate any of its Claims; (iv) release, exchange, fail to perfect, delay the perfection of, fail to resort to, or realize upon its Collateral; (v) change, alter or vary the interest charge on, or any other terms or provisions of its Claims or any present or future instrument, document or agreement with the Company; and (vi) take any other action or omit to take any other action with respect to its Claims as it deems necessary or advisable in its sole discretion; subject, however, in all cases, to the terms of this Agreement.

(c)          Each Securities Holder waives any right to require any other Securities Holder to proceed first against some Collateral before proceeding against other Collateral, or to exercise certain remedies before exercising other remedies, whether under the equitable doctrine of marshalling or otherwise, but subject, in all cases, to the provisions of this Agreement.

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10.2       Non-Avoidability. The subordinations and priorities specified in this Agreement are expressly conditioned upon the non-avoidability and perfection of the security interest to which another security interest is subordinated, and if the security interest to which another security interest is subordinated is not perfected or is avoidable, for any reason, then the subordinations and relative priority provided for in this Agreement shall not be effective as to the particular Collateral that is the subject of the unperfected or avoidable security interest.

10.3       Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties.

10.4       Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

10.5       Entire Agreement; Construction; Amendments and Waivers.

(a)          This Agreement constitutes and contains the entire agreement among the Securities Holders, and supersedes any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof.

(b)          This Agreement is the result of negotiations between and has been reviewed by each of the Securities Holders executing this Agreement as of the date hereof and their respective counsel; accordingly, this Agreement shall be deemed to be the product of the parties hereto, and no ambiguity shall be construed in favor of or against any party. Each of the Securities Holders agrees that it intends the literal words of this Agreement and that no parol evidence shall be necessary or appropriate to establish any of their actual intentions.

(c)          Any and all amendments, modifications, discharges or waivers of, or consents to any departures from any provision of this Agreement shall not be effective without the written consent of each Security Holder against which enforcement of the same is sought. Any waiver or consent with respect to any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which it was given. Any amendment, modification, waiver or consent effected in accordance with this Section 10.5(c) shall be binding upon each Security Holder.

10.6       Counterparts. This Agreement may be executed in any number of counterparts, including counterparts transmitted by facsimile or other means of electronic transmission, and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

10.7       Termination. This Agreement shall terminate upon the later of (a) irrevocable payment in full to each Security Holder of all amounts owing to it under the Transaction Documents, and (b) termination of the Transaction Documents.

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10.8          Reinstatement. Notwithstanding any provision of this Agreement to the contrary, the rights and obligations of the parties hereunder shall be reinstated and revived if and to the extent that for any reason any payment by or on behalf of Company is rescinded, or must be otherwise restored by any of the Security Holders, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, all as though such amount had not been paid. To the extent any payment is rescinded or restored, the obligations shall be revived in full force and effect without reduction or discharge for that payment.

10.9          Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any obligations remain outstanding hereunder.

11.	RELATIONSHIP OF SECURITIES HOLDERS

The Securities Holders shall not under any circumstances be construed to be partners or joint venturers of one another; nor shall the Securities Holders under any circumstances be deemed to be in a relationship of confidence or trust or a fiduciary relationship with one another, or to owe any fiduciary duty to one another. The Securities Holders do not undertake or assume any responsibility or duty to one another to select, review, inspect, supervise, pass judgment upon or otherwise inform each other of any matter in connection with Company’s property, any Collateral held by any Security Holder or the operations of Company. Each Securities Holder shall rely entirely on its own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by any Securities Holder in connection with such matters is solely for the protection of such Securities Holder.

12.	CHOICE OF LAW AND VENUE: JURY TRIAL WAIVER

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW, AND EACH OF THE SECURITIES HOLDERS HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK. TO THE EXTENT NOT PROHIBITED BY APPLICABLE STATE LAW, EACH OF THE SECURITIES HOLDERS HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Intercreditor Agreement to be executed as of the date first above written.

[SIGNATURE PAGES OF SECURITIES HOLDERS FOLLOW]

[Signature Page to Intercreditor Agreement]

[SECURITIES HOLDER SIGNATURE PAGE TO MELA INTERCREDITOR AGREEMENT]

IN WITNESS WHEREOF, the undersigned has caused this Intercreditor Agreement to be duly executed by its authorized signatory as of the date first indicated above.

Name of Securities Holder:

Signature of Authorized Signatory of Securities Holder:

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Authorized Signatory:

Facsimile Number of Authorized Signatory:

Address for Notice to Securities Holder:

The undersigned acknowledges and approves of the terms of this Intercreditor Agreement.

MELA SCIENCES, INC.

By:

Michael R. Stewart
Chief Executive Officer

[Signature Page to Intercreditor Agreement]